N E W S R E L E A S E

CONTACT: Paul Seavey	FOR IMMEDIATE RELEASE
(800) 247-5279	October 17, 2022

ELS REPORTS THIRD QUARTER RESULTS
Continued Strong Performance;
Updated Guidance Due To Hurricane Ian

CHICAGO, IL – October 17, 2022 – Equity LifeStyle Properties, Inc. (NYSE: ELS) (referred to herein as “we,” “us,” and “our”) today announced results for the quarter and nine months ended September 30, 2022. All per share results are reported on a fully diluted basis unless otherwise noted.
Financial Results for the Quarter and Nine Months Ended September 30, 2022
For the quarter ended September 30, 2022, total revenues increased $33.7 million, or 9.7%, to $381.0 million, compared to $347.2 million for the same period in 2021. For the quarter ended September 30, 2022, net income available for Common Stockholders decreased $3.4 million, to $67.2 million, or $0.36 per Common Share, compared to $70.6 million, or $0.38 per Common Share, for the same period in 2021.
For the nine months ended September 30, 2022, total revenues increased $125.4 million, or 12.8%, to $1,106.5 million, compared to $981.1 million for the same period in 2021. For the nine months ended September 30, 2022, net income available for Common Stockholders increased $14.7 million, or $0.06 per Common Share, to $211.6 million, or $1.14 per Common Share, compared to $196.9 million, or $1.08 per Common Share, for the same period in 2021.
Non-GAAP Financial Measures and Portfolio Performance
For the quarter ended September 30, 2022, Funds from Operations (“FFO”) available for Common Stock and OP Unit holders increased $9.9 million, or $0.04 per Common Share, to $134.4 million, or $0.69 per Common Share, compared to $124.5 million, or $0.65 per Common Share, for the same period in 2021. For the nine months ended September 30, 2022, Funds from Operations available for Common Stock and OP Unit holders increased $34.3 million, or $0.15 per Common Share, to $396.9 million, or $2.03 per Common Share, compared to $362.6 million, or $1.88 per Common Share, for the same period in 2021.
For the quarter ended September 30, 2022, Normalized Funds from Operations (“Normalized FFO”) available for Common Stock and OP Unit holders increased $12.3 million, or $0.05 per Common Share, to $136.8 million, or $0.70 per Common Share, compared to $124.5 million, or $0.65 per Common Share, for the same period in 2021. For the nine months ended September 30, 2022, Normalized Funds from Operations available for Common Stock and OP Unit holders increased $38.1 million, or $0.17 per Common Share, to $403.5 million, or $2.07 per Common Share, compared to $365.4 million, or $1.90 per Common Share, for the same period in 2021.
For the quarter ended September 30, 2022, property operating revenues, excluding deferrals, increased $24.1 million to $332.8 million, compared to $308.7 million for the same period in 2021. For the nine months ended September 30, 2022, property operating revenues, excluding deferrals, increased $81.9 million to $971.0 million, compared to $889.1 million for the same period in 2021. For the quarter ended September 30, 2022, income from property operations, excluding deferrals and property management, increased $11.1 million to $183.9 million, compared to $172.8 million for the same period in 2021. For the nine months ended September 30, 2022, income from property operations, excluding deferrals and property management, increased $41.6 million to $551.2 million, compared to $509.6 million for the same period in 2021.

i

For the quarter ended September 30, 2022, Core property operating revenues, excluding deferrals, increased approximately 5.3% and Core income from property operations, excluding deferrals and property management, increased approximately 3.5%, compared to the same period in 2021. For the nine months ended September 30, 2022, Core property operating revenues, excluding deferrals, increased approximately 6.5% and Core income from property operations, excluding deferrals and property management, increased approximately 5.3%, compared to the same period in 2021.
Business Updates
Pages 1 and 2 of this Earnings Release and Supplemental Financial Information provide an update on operations, Hurricane Ian and 2022 guidance.
Investment Activity
In July 2022, we continued our partnership with RVC Outdoor Destinations and acquired an 80% equity interest in a joint venture for a total value of $1.1 million. The joint venture owns one property under development located in Gulf Shores, Alabama.
During the third quarter, we completed the acquisition of two parcels of land adjacent to two of our MH properties for an aggregate purchase price of $7.3 million.
About Equity LifeStyle Properties
We are a self-administered, self-managed real estate investment trust (“REIT”) with headquarters in Chicago. As of October 17, 2022, we own or have an interest in 445 quality properties in 35 states and British Columbia consisting of 170,245 sites.
For additional information, please contact our Investor Relations Department at (800) 247-5279 or at investor_relations@equitylifestyle.com.
Conference Call
A live webcast of our conference call discussing these results will take place tomorrow, Tuesday, October 18, 2022, at 10:00 a.m. Central Time. Please visit the Investor Relations section at www.equitylifestyleproperties.com for the link. A replay of the webcast will be available for two weeks at this site.
Forward-Looking Statements
In addition to historical information, this press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “project,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include without limitation, information regarding our expectations, goals or intentions regarding the future, and the expected effect of our acquisitions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:
•our ability to control costs and real estate market conditions, our ability to retain customers, the actual use of sites by customers and our success in acquiring new customers at our properties (including those that we may acquire);
•our ability to maintain historical or increase future rental rates and occupancy with respect to properties currently owned or that we may acquire;
•our ability to attract and retain customers entering, renewing and upgrading membership subscriptions;
•our assumptions about rental and home sales markets;
•our assumptions and guidance concerning Net Income, FFO and Normalized FFO per share data;
•our ability to manage counterparty risk;
•our ability to renew our insurance policies at existing rates and on consistent terms;
•home sales results could be impacted by the ability of potential homebuyers to sell their existing residences as well as by financial, credit and capital markets volatility;

ii

•results from home sales and occupancy will continue to be impacted by local economic conditions, including an adequate supply of homes at reasonable costs, lack of affordable manufactured home financing and competition from alternative housing options including site-built single-family housing;
•impact of government intervention to stabilize site-built single-family housing and not manufactured housing;
•effective integration of recent acquisitions and our estimates regarding the future performance of recent acquisitions;
•the completion of future transactions in their entirety, if any, and timing and effective integration with respect thereto;
•unanticipated costs or unforeseen liabilities associated with recent acquisitions;
•the effect of Hurricane Ian on our business including, but not limited to the following: (i) the timing and cost of recovery, (ii) the impact of the condition of properties and homes on occupancy demand and related rent revenue and (iii) the timing and amount of insurance proceeds;
•our ability to obtain financing or refinance existing debt on favorable terms or at all;
•the effect of inflation and interest rates;
•the effect from any breach of our, or any of our vendors' data management systems;
•the dilutive effects of issuing additional securities;
•the outcome of pending or future lawsuits or actions brought by or against us, including those disclosed in our filings with the Securities and Exchange Commission; and
•other risks indicated from time to time in our filings with the Securities and Exchange Commission.

Our guidance acknowledges the existence of volatile economic conditions, which may impact our current guidance assumptions. Factors impacting 2022 guidance include, but are not limited to the following: (i) the mix of site usage within the portfolio; (ii) yield management on our short-term resort and marina sites; (iii) scheduled or implemented rate increases on community, resort and marina sites; (iv) scheduled or implemented rate increases in annual payments under membership subscriptions; (v) occupancy changes; (vi) our ability to attract and retain membership customers; (vii) change in customer demand regarding travel and outdoor vacation destinations; (viii) our ability to manage expenses in an inflationary environment; (ix) our ability to integrate and operate recent acquisitions in accordance with our estimates; (x) our ability to execute expansion/development opportunities in the face of supply chain delays/shortages; (xi) completion of pending transactions in their entirety and on assumed schedule; (xii) our ability to attract and retain property employees, particularly seasonal employees; (xiii) ongoing legal matters and related fees; and (xiv) costs to restore property operations and potential revenue losses following storms or other unplanned events. In addition, these forward-looking statements, including our 2022 guidance are subject to risks related to the COVID-19 pandemic, many of which are unknown, including the duration of the pandemic, the extent of the adverse health impact on the general population and on our residents, customers and employees in particular, its impact on the employment rate and the economy, the extent and impact of governmental responses and the impact of operational changes we have implemented and may implement in response to the pandemic.

For further information on these and other factors that could impact us and the statements contained herein, refer to our filings with the Securities and Exchange Commission, including the “Risk Factors” section in our most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q.

    These forward-looking statements are based on management's present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

iii

Supplemental Financial Information

Operations Update

Normalized FFO per Common Share
•Third Quarter (“Q3”) 2022: $0.70 or 8.5% growth compared to the same period in 2021.
•September Year to Date (“YTD”) 2022: $2.07 or 9.0% growth compared to the same period in 2021.
Core Income from property operations, excluding deferrals and property management
•Q3 2022: 3.5% growth compared to the same period in 2021.
•September YTD 2022: 5.3% growth compared to the same period in 2021.

REVENUES
MH - 60% of Total Property Operating Revenues
•Q3 2022 Core MH base rental income: 5.9% growth compared to the same period in 2021, which reflects 5.5% growth from rate increases and 0.4% from occupancy gains.
•September YTD 2022 Core MH base rental income: 5.7% growth compared to the same period in 2021, which reflects 5.3% growth from rate increases and 0.4% from occupancy gains.
•September YTD 2022 Core MH occupancy increased by 119 sites since December 31, 2021.
•September YTD 2022 Core Manufactured homeowners increased by 633 since December 31, 2021.
•Q3 2022 New home sales: 331 sales with an average sales price of $106,000.
•By October month-end, we anticipate sending 2023 rent increase notices to approximately 51% of our MH residents. These rent increases will be effective by February 1, 2023 and have an average growth rate in the range of 6.2%-6.6%.

RV and Marina - 32% of Total Property Operating Revenues
•Q3 2022 Core RV and marina base rental income: 4.1% growth compared to the same period in 2021.
•September YTD 2022 Core RV and marina base rental income: 10.3% growth compared to the same period in 2021.
•Q3 2022 Core RV annual base rental income: 8.7% growth compared to the same period in 2021, which reflects 6.6% growth from rate increases and 2.1% from occupancy gains.
•Q3 2022 combined Core Seasonal and Transient RV base rental income: exceeded our previously provided guidance with a decline of 2.0% from the same period in 2021 as a result of better than expected Seasonal rental income.
•September YTD 2022 combined Core Seasonal and Transient RV base rental income: increased 13.0% or $12.5 million over the same period in 2021.
•Core RV Site Composition

	September 30, 2022	September 30, 2021
Annual	32,200	31,600
Seasonal	12,100	10,700
Transient	12,200	13,800
Member	25,400	24,800
•Third quarter total nights camped increased 1.8% and 7.4% compared to the quarters ended September 30, 2021 and September 30, 2019, respectively.
•We have set RV annual rates for the 2023 season for 95% of our annual sites. These rate increases will take effect between November 1, 2022 and April 1, 2023 and have an average growth rate in the range of 7.6% to 8.0%.

EXPENSES
Utility Expense - 27% of Total Property Operating Expenses
•The increase in Utility expense was driven by average electric rate increases of 14% in Q3 2022 and 11% for September YTD 2022 compared to the same periods in 2021. The RV properties, which generate lower expense recovery due to the Transient component of the business, experienced the highest rate increases in the quarter with increases in the Northeast and South ranging from 16% to 29%.

3Q 2022 Supplemental Financial Information	1	Equity LifeStyle Properties, Inc.

Hurricane Ian Update and 2022 Guidance (1)

Hurricane Ian Update

Hurricane Ian made landfall on the west coast of Florida on September 28, 2022. Approximately 60% of our Florida portfolio was in the path of the storm as it moved across the state. During the storm, we prioritized the safety of our residents, guests and employees. For the majority of our properties the impact was limited to flooding, wind, wind-blown debris and falling trees and branches. These properties have resumed operations.

The most significant damage to our properties occurred in or near the Fort Myers area. Six of our properties in or near this market continue to experience utility disruptions and are temporarily closed. The properties include four RV parks and two marinas with a total of 2,100 sites/slips. During the storm, the four RV properties experienced strong winds as well as significant flooding, including from unprecedented storm surges that resulted in damage to certain common area buildings, utility infrastructure and residents’ homes. The two marinas suffered wind related building damage and the process of restoring the buildings has begun. We currently expect these properties will resume operations during the fourth quarter, although certain locations may operate at a limited capacity.

Over the last 20 days, we have worked towards quickly returning our properties to full operating condition with efforts focused on debris cleanup and removal and initiating the process to restore impacted buildings and infrastructure. Based on our prior experience with recovery following major storms, developing restoration plans and estimating costs to execute on those plans takes time, often several weeks. We did not record any expenses related to property damage and restoration work during the third quarter of 2022 given the short period of time between the storm’s passage and the end of the reporting period.

We have reviewed our assets impacted by the storm for potential impairment and determined that the estimated future cash flows are greater than the net book value of the assets. As such, it is appropriate not to impair any assets based on our recoverability tests. As part of our review and based on information currently available, we have determined that storm-related damage to certain assets supported a $3.7 million reduction to the carrying value of those assets, which is included in Loss on sale of real estate and impairment, net in the Consolidated Statements of Income on page 6. We believe the costs to restore these damaged assets will be included in our insurance claim.

2022 Guidance

Our updated per share guidance for 2022 Net Income, FFO and Normalized FFO is presented below. We have withdrawn our previously provided full year Core guidance for revenue, expense and NOI for the following reasons:

•The recency of the Hurricane Ian storm event;
•The status of our ongoing assessment of the storm’s impact on our properties; and
•The uncertainty with respect to property operating revenues and expenses for the affected properties as we resume full operations following the storm.

The updated guidance does not include an assumption that we will receive insurance reimbursement for losses resulting from business interruption in 2022. In accordance with GAAP, insurance reimbursement for business interruption losses is to be recognized as revenue upon receipt. At this time, we do not have an estimate of the total potential clean up and restoration costs. We believe we have adequate insurance coverage, subject to deductibles, including business interruption, though we are unable to predict the timing or amount of insurance recovery.

($ in millions except per share)	Full Year
Net Income/share	$1.46 to $1.52
FFO/share	$2.60 to $2.66
Normalized FFO/share	$2.64 to $2.70

______________________
(1)    Full year 2022 guidance ranges represent a range of possible outcomes and the midpoint reflects management's estimate of the most likely outcome. Actual growth rates and per share amounts could vary materially from growth rates and per share amounts presented above if any of our assumptions, including occupancy and rate changes, our ability to manage expenses in an inflationary environment, our ability to integrate and operate recent acquisitions and costs to restore property operations and potential revenue losses following storms or other unplanned events, is incorrect. See Forward-Looking Statements in this release for additional factors impacting our 2022 guidance assumptions.

3Q 2022 Supplemental Financial Information	2	Equity LifeStyle Properties, Inc.

Investor Information

Equity Research Coverage(1)
Bank of America Securities	Barclays	BMO Capital Markets
Jeffrey Spector/Joshua Dennerlein	Anthony Powell	John Kim

Citi Research	Colliers Securities	Evercore ISI
Nick Joseph	David Toti	Steve Sakwa/Samir Khanal

Green Street Advisors	RBC Capital Markets	Robert W. Baird & Company
John Pawlowski	Brad Heffern	Wes Golladay

Truist	UBS	Wolfe Research
Anthony Hau	Michael Goldsmith	Andrew Rosivach/Keegan Carl

______________________
1.Any opinions, estimates or forecasts regarding our performance made by these analysts or agencies do not represent our opinions, forecasts or predictions. We do not, by reference to these firms, imply our endorsement of or concurrence with such information, conclusions or recommendations.

3Q 2022 Supplemental Financial Information	3	Equity LifeStyle Properties, Inc.

Financial Highlights

(In millions, except Common Shares and OP Units outstanding and per share data, unaudited)

	As of and for the Quarter Ended
	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sept 30, 2021
Operating Information
Total revenues	$381.0	$365.3	$360.2	$335.3	$347.2
Net income	$70.5	$64.6	$87.1	$68.8	$74.1
Net income available for Common Stockholders	$67.2	$61.5	$82.9	$65.5	$70.6
Adjusted EBITDAre (1)	$166.4	$153.3	$168.4	$150.7	$150.8
FFO available for Common Stock and OP Unit holders (1)(2)	$134.4	$121.6	$140.9	$123.0	$124.5
Normalized FFO available for Common Stock and OP Unit holders (1)(2)	$136.8	$125.3	$141.4	$123.6	$124.5
Funds Available for Distribution ("FAD") for Common Stock and OP Unit holders (1)(2)	$115.4	$103.6	$125.1	$102.3	$106.1

Common Shares and OP Units Outstanding (In thousands) and Per Share Data
Common Shares and OP Units, end of the period	195,380	195,373	195,303	194,946	192,852
Weighted average Common Shares and OP Units outstanding - Fully Diluted	195,269	195,227	195,246	193,412	192,736
Net income per Common Share - Fully Diluted (3)	$0.36	$0.33	$0.45	$0.36	$0.38
FFO per Common Share and OP Unit - Fully Diluted	$0.69	$0.62	$0.72	$0.64	$0.65
Normalized FFO per Common Share and OP Unit - Fully Diluted	$0.70	$0.64	$0.72	$0.64	$0.65
Dividends per Common Share	$0.4100	$0.4100	$0.4100	$0.3625	$0.3625

Balance Sheet
Total assets	$5,405	$5,400	$5,265	$5,308	$4,982
Total liabilities	$3,886	$3,878	$3,734	$3,822	$3,673

Market Capitalization
Total debt (4)	$3,329	$3,298	$3,193	$3,303	$3,154
Total market capitalization (5)	$15,607	$17,066	$18,130	$20,392	$18,216

Ratios
Total debt / total market capitalization	21.3%	19.3%	17.6%	16.2%	17.3%
Total debt / Adjusted EBITDAre (6)	5.2	5.3	5.2	5.6	5.5
Interest coverage (7)	5.7	5.7	5.7	5.5	5.5
Fixed charges(8)	5.6	5.6	5.6	5.5	5.4

______________________
1.See Non-GAAP Financial Measures Definitions and Reconciliations at the end of the supplemental financial information for definitions of Adjusted EBITDAre, FFO, Normalized FFO and FAD and a reconciliation of Consolidated net income to Adjusted EBITDAre.
2.See page 9 for a reconciliation of Net income available for Common Stockholders to Non-GAAP financial measures FFO available for Common Stock and OP Unit holders, Normalized FFO available for Common Stock and OP Unit holders and FAD for Common Stock and OP Unit holders.
3.Net income per Common Share - Fully Diluted is calculated before Income allocated to non-controlling interest - Common OP Units.
4.Excludes deferred financing costs of approximately $29.0 million as of September 30, 2022.
5.See page 17 for the calculation of market capitalization as of September 30, 2022.
6.Calculated using trailing twelve months Adjusted EBITDAre.
7.Calculated by dividing trailing twelve months Adjusted EBITDAre by the interest expense incurred during the same period.
8.See Non-GAAP Financial Measures Definitions and Reconciliations at the end of the supplemental financial information for a definition of fixed charges. This ratio is calculated by dividing trailing twelve months Adjusted EBITDAre by the sum of fixed charges and preferred stock dividends, if any, during the same period.

3Q 2022 Supplemental Financial Information	4	Equity LifeStyle Properties, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	September 30, 2022	December 31, 2021
	(unaudited)
Assets
Investment in real estate:
Land	$2,080,234	$2,019,787
Land improvements	4,050,685	3,912,062
Buildings and other depreciable property	1,137,297	1,057,215
	7,268,216	6,989,064
Accumulated depreciation	(2,211,405)	(2,103,774)
Net investment in real estate	5,056,811	4,885,290
Cash and restricted cash	30,510	123,398
Notes receivable, net	44,653	39,955
Investment in unconsolidated joint ventures	88,352	70,312
Deferred commission expense	50,029	47,349
Other assets, net	135,091	141,567
Total Assets	$5,405,446	$5,307,871

Liabilities and Equity
Liabilities:
Mortgage notes payable, net	$2,708,751	$2,627,783
Term loan, net	496,595	297,436
Unsecured line of credit	94,984	349,000
Accounts payable and other liabilities	184,771	172,285
Deferred membership revenue	195,290	176,439
Accrued interest payable	10,317	9,293
Rents and other customer payments received in advance and security deposits	115,035	118,696
Distributions payable	80,314	70,768
Total Liabilities	3,886,057	3,821,700
Equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized as of September 30, 2022 and December 31, 2021; none issued and outstanding.	—	—
Common stock, $0.01 par value, 600,000,000 shares authorized as of September 30, 2022 and December 31, 2021; 186,108,851 and 185,640,379 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively.	1,916	1,913
Paid-in capital	1,625,751	1,593,362
Distributions in excess of accumulated earnings	(200,969)	(183,689)
Accumulated other comprehensive income	20,476	3,524
Total Stockholders’ Equity	1,447,174	1,415,110
Non-controlling interests – Common OP Units	72,215	71,061
Total Equity	1,519,389	1,486,171
Total Liabilities and Equity	$5,405,446	$5,307,871

3Q 2022 Supplemental Financial Information	5	Equity LifeStyle Properties, Inc.

Consolidated Statements of Income

(In thousands, unaudited)

	Quarters Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues:
Rental income	$289,016	$269,573	$849,411	$774,293
Annual membership subscriptions	16,254	15,127	47,003	43,048
Membership upgrade sales current period, gross	11,085	10,122	27,771	29,343
Membership upgrade sales upfront payments, deferred, net	(7,777)	(7,253)	(18,228)	(21,134)
Other income	15,580	12,053	43,316	36,759
Gross revenues from home sales, brokered resales and ancillary services (1)	52,547	44,570	144,937	110,048
Interest income	1,865	1,805	5,346	5,314
Income from other investments, net	2,399	1,238	6,920	3,396
Total revenues	380,969	347,235	1,106,476	981,067

Expenses:
Property operating and maintenance	123,181	109,164	341,480	300,700
Real estate taxes	17,734	18,408	56,373	54,154
Sales and marketing, gross	7,143	6,513	18,466	18,987
Membership sales commissions, deferred, net	(1,206)	(1,468)	(2,746)	(4,405)
Property management	19,003	17,015	55,973	48,955
Depreciation and amortization	52,547	44,414	152,737	138,127
Cost of home sales, brokered resales and ancillary services (1)	40,224	34,830	111,894	85,541
Home selling expenses and ancillary operating expenses (1)	7,080	6,558	21,146	17,588
General and administrative	11,086	10,401	35,078	31,141
Other expenses	1,627	797	6,636	2,295
Early debt retirement	—	—	1,156	2,784
Interest and related amortization	29,759	27,361	85,276	80,767
Total expenses	308,178	273,993	883,469	776,634
Loss on sale of real estate and impairment, net (2)	(3,747)	—	(3,747)	(59)
Income before equity in income of unconsolidated joint ventures	69,044	73,242	219,260	204,374
Equity in income of unconsolidated joint ventures	1,465	851	2,889	2,786
Consolidated net income	70,509	74,093	222,149	207,160

Income allocated to non-controlling interests – Common OP Units	(3,346)	(3,468)	(10,563)	(10,236)
Redeemable perpetual preferred stock dividends	—	—	(8)	(8)
Net income available for Common Stockholders	$67,163	$70,625	$211,578	$196,916

______________________
1.Prior period amounts have been reclassified to conform to the current period presentation.
2.Reflects a $3.7 million reduction to the carrying value of certain assets, including home inventory as a result of Hurricane Ian for the quarter and nine months ended September 30, 2022.

3Q 2022 Supplemental Financial Information	6	Equity LifeStyle Properties, Inc.

Non-GAAP Financial Measures

This document contains certain non-GAAP measures used by management that we believe are helpful to understand our business. We believe investors should review these non-GAAP measures along with GAAP net income and cash flows from operating activities, investing activities and financing activities, when evaluating an equity REIT’s operating performance. Our definitions and calculations of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. These non-GAAP financial and operating measures do not represent cash generated from operating activities in accordance with GAAP, nor do they represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flows from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to make cash distributions. For definitions and reconciliations of non-GAAP measures to our financial statements as prepared under GAAP, refer to both Reconciliation of Net Income to Non-GAAP Financial Measures on page 9 and Non-GAAP Financial Measures Definitions and Reconciliations on pages 19- 21.

3Q 2022 Supplemental Financial Information	7	Equity LifeStyle Properties, Inc.

Selected Non-GAAP Financial Measures

(In millions, except per share data, unaudited)

Quarter Ended
September 30, 2022
Income from property operations, excluding deferrals and property management - 2022 Core (1)	$173.1
Income from property operations, excluding deferrals and property management - Non-Core (1)	10.8
Property management and general and administrative	(30.1)
Other income and expenses (excluding transaction/pursuit costs)	12.8
Interest and related amortization	(29.8)
Normalized FFO available for Common Stock and OP Unit holders (2)	$136.8
Transaction/pursuit costs (3)	(0.3)
Lease termination expenses (4)	(2.1)
FFO available for Common Stock and OP Unit holders (2)	$134.4

FFO per Common Share and OP Unit - Fully Diluted	$0.69
Normalized FFO per Common Share and OP Unit - Fully Diluted	$0.70

Normalized FFO available for Common Stock and OP Unit holders (2)	$136.8
Non-revenue producing improvements to real estate	(21.4)
FAD for Common Stock and OP Unit holders (2)	$115.4

Weighted average Common Shares and OP Units - Fully Diluted	195.3

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1.See pages 11-12 for details of the Core Income from Property Operations, excluding deferrals and property management. See page 13 for details of the Non-Core Income from Property Operations, excluding deferrals and property management.
2.See page 9 for a reconciliation of Net income available for Common Stockholders to FFO available for Common Stock and OP Unit holders, Normalized FFO available for Common Stock and OP Unit holders and FAD for Common Stock and OP Unit holders.
3.Represents transaction/pursuit costs related to unconsummated acquisitions included in Other expenses in the Consolidated Statements of Income on page 6.
4.Represents non-operating expenses associated with the Westwinds ground leases that terminated on August 31, 2022. As such, the expenses are not comparable from period to period and have been added back to Normalized FFO.

3Q 2022 Supplemental Financial Information	8	Equity LifeStyle Properties, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

(In thousands, except per share data, unaudited)

	Quarters Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income available for Common Stockholders	$67,163	$70,625	$211,578	$196,916
Income allocated to non-controlling interests – Common OP Units	3,346	3,468	10,563	10,236
Membership upgrade sales upfront payments, deferred, net	7,777	7,253	18,228	21,134
Membership sales commissions, deferred, net	(1,206)	(1,468)	(2,746)	(4,405)
Depreciation and amortization	52,547	44,414	152,737	138,127
Depreciation on unconsolidated joint ventures	1,035	180	2,811	547
Loss on sale of real estate and impairment, net (1)	3,747	—	3,747	59
FFO available for Common Stock and OP Unit holders	134,409	124,472	396,918	362,614
Early debt retirement	—	—	1,156	2,784
Transaction/pursuit costs (2)	302	—	3,384	—
Lease termination expenses (3)	2,073	—	2,073	—
Normalized FFO available for Common Stock and OP Unit holders	136,784	124,472	403,531	365,398
Non-revenue producing improvements to real estate	(21,405)	(18,369)	(59,511)	(49,263)
FAD for Common Stock and OP Unit holders	$115,379	$106,103	$344,020	$316,135

Net income available per Common Share - Basic	$0.36	$0.38	$1.14	$1.08
Net income available per Common Share - Fully Diluted (4)	$0.36	$0.38	$1.14	$1.08

FFO per Common Share and OP Unit - Basic	$0.69	$0.65	$2.03	$1.88
FFO per Common Share and OP Unit - Fully Diluted	$0.69	$0.65	$2.03	$1.88

Normalized FFO per Common Share and OP Unit - Basic	$0.70	$0.65	$2.07	$1.90
Normalized FFO per Common Share and OP Unit - Fully Diluted	$0.70	$0.65	$2.07	$1.90

Weighted average Common Shares outstanding - Basic	185,814	183,469	185,758	182,590
Weighted average Common Shares and OP Units outstanding - Basic	195,102	192,525	195,053	192,478
Weighted average Common Shares and OP Units outstanding - Fully Diluted	195,269	192,736	195,248	192,689

______________________
1.Reflects a $3.7 million reduction to the carrying value of certain assets, including home inventory as a result of Hurricane Ian for the quarter and nine months ended September 30, 2022.
2.Represents transaction/pursuit costs related to unconsummated acquisitions included in Other expenses in the Consolidated Statements of Income on page 6.
3.Represents non-operating expenses associated with the Westwinds ground leases that terminated on August 31, 2022. As such, the expenses are not comparable from period to period and have been added back to Normalized FFO.
4.Net income per fully diluted Common Share is calculated before Income allocated to non-controlling interest - Common OP Units.

3Q 2022 Supplemental Financial Information	9	Equity LifeStyle Properties, Inc.

Consolidated Income from Property Operations (1)

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
MH base rental income (2)	$159.0	$151.1	$475.1	$450.3
Rental home income (2)	3.7	4.1	11.5	12.7
RV and marina base rental income (2)	109.9	100.6	317.0	273.2
Annual membership subscriptions	16.3	15.1	47.0	43.0
Membership upgrade sales current period, gross	11.1	10.1	27.8	29.3
Utility and other income (2)	32.8	27.7	92.6	80.6
Property operating revenues	332.8	308.7	971.0	889.1

Property operating, maintenance and real estate taxes (2)	141.8	129.4	401.3	360.5
Sales and marketing, gross	7.1	6.5	18.5	19.0
Property operating expenses	148.9	135.9	419.8	379.5
Income from property operations, excluding deferrals and property management (1)	$183.9	$172.8	$551.2	$509.6

Manufactured home site figures and occupancy averages:
Total sites	73,198	73,293	73,368	73,156
Occupied sites	69,730	69,474	69,690	69,394
Occupancy %	95.3%	94.8%	95.0%	94.9%
Monthly base rent per site	$760	$725	$757	$721

RV and marina base rental income:
Annual	$68.0	$60.5	$199.0	$173.7
Seasonal	9.5	7.3	45.6	30.1
Transient	32.4	32.8	72.4	69.4
Total RV and marina base rental income	$109.9	$100.6	$317.0	$273.2

______________________
1.Excludes property management and the GAAP deferral of membership upgrade sales upfront payments and membership sales commissions, net.
2.MH base rental income, Rental home income, RV and marina base rental income and Utility income, net of bad debt expense, are presented in Rental income in the Consolidated Statements of Income on page 6. Bad debt expense is presented in Property operating, maintenance and real estate taxes in this table.

3Q 2022 Supplemental Financial Information	10	Equity LifeStyle Properties, Inc.

Core Income from Property Operations (1)

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended September 30,			Nine Months Ended September 30,
	2022	2021	Change (2)	2022	2021	Change (2)
MH base rental income	$157.0	$148.3	5.9%	$467.2	$441.9	5.7%
Rental home income	3.7	4.1	(9.8)%	11.5	12.7	(9.5)%
RV and marina base rental income	96.7	92.9	4.1%	280.5	254.2	10.3%
Annual membership subscriptions	16.1	15.1	6.1%	46.6	43.0	8.1%
Membership upgrade sales current period, gross	10.3	10.1	2.1%	26.8	29.3	(8.8)%
Utility and other income	28.3	25.8	9.9%	80.6	76.1	6.1%
Property operating revenues	312.1	296.3	5.3%	913.2	857.2	6.5%

Utility expense	39.3	35.1	12.1%	106.6	95.0	12.2%
Payroll	30.6	27.8	10.2%	83.7	77.5	8.1%
Repair & Maintenance	22.6	21.4	5.5%	65.0	58.3	11.4%
Insurance and other (3)	23.1	21.9	5.7%	67.5	63.1	7.0%
Real estate taxes	16.8	16.3	3.2%	50.8	48.7	4.2%
Sales and marketing, gross	6.6	6.5	1.7%	17.9	19.0	(5.9)%
Property operating expenses	139.0	129.0	7.8%	391.5	361.6	8.3%
Income from property operations, excluding deferrals and property management (1)	$173.1	$167.3	3.5%	$521.7	$495.6	5.3%

Occupied sites (4)	69,014	68,778

_____________________
1.Excludes property management and the GAAP deferral of membership upgrades sales upfront payments and membership sales commissions, net.
2.Calculations prepared using actual results without rounding.
3.Includes bad debt expense for the periods presented.
4.Occupied sites are presented as of the end of the period. Occupied sites have increased by 119 from 68,895 at December 31, 2021.

3Q 2022 Supplemental Financial Information	11	Equity LifeStyle Properties, Inc.

Core Income from Property Operations (continued)

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended September 30,			Nine Months Ended September 30,
	2022	2021	Change (1)	2022	2021	Change (1)
Core manufactured home site figures and occupancy averages:
Total sites	72,455	72,301		72,455	72,161
Occupied sites	68,950	68,711		68,914	68,633
Occupancy %	95.2%	95.0%		95.1%	95.1%
Monthly base rent per site	$759	$720		$753	$715

Core RV and marina base rental income:
Annual (3)	$58.5	$53.9	8.6%	$171.3	$157.5	8.8%
Seasonal	8.7	7.2	21.2%	42.7	29.2	46.0%
Transient	29.5	31.8	(7.2)%	66.5	67.5	(1.4)%
Total Seasonal and Transient	$38.2	$39.0	(2.0)%	$109.2	$96.7	12.9%

Total RV and marina base rental income	$96.7	$92.9	4.1%	$280.5	$254.2	13.9%

Core utility information:
Income	$16.3	$14.9	9.4%	$46.5	$41.7	11.5%
Expense	39.3	35.1	12.1%	106.6	95.0	12.2%
Expense, net	$23.0	$20.2	13.9%	$60.1	$53.3	12.8%

Utility Recovery Rate (4)	41.5%	42.5%		43.6%	43.9%

_____________________
1.Calculations prepared using actual results without rounding.
2.Core Annual marina base rental income represents approximately 99% of the total Core marina base rental income for all periods presented.
3.Calculated by dividing the utility income by utility expense.

3Q 2022 Supplemental Financial Information	12	Equity LifeStyle Properties, Inc.

Non-Core Income from Property Operations (1)

(In millions, unaudited)

	Quarter Ended	Nine Months Ended
	September 30, 2022	September 30, 2022
MH base rental income	$2.0	$7.8
RV and marina base rental income	13.2	36.5
Annual membership subscriptions	0.2	0.5
Utility and other income	4.4	12.0
Membership upgrade sales current period, gross	0.8	1.0
Property operating revenues	20.6	57.8

Property operating expenses (2)	9.8	28.3
Income from property operations, excluding deferrals and property management (1)	$10.8	$29.5

______________________
1.Excludes property management and the GAAP deferral of membership upgrade sales upfront payments and membership sales commissions, net.
2.Includes bad debt expense for the periods presented.

3Q 2022 Supplemental Financial Information	13	Equity LifeStyle Properties, Inc.

Income from Rental Home Operations

(In millions, except occupied rentals, unaudited)

	Quarters Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Manufactured homes:
Rental operations revenues (1)	$10.4	$12.0	$32.6	$36.7
Rental home operations expense (2)	1.5	1.5	4.1	4.0
Income from rental home operations	8.9	10.5	28.5	32.7
Depreciation on rental homes (3)	2.5	2.7	7.5	8.0
Income from rental operations, net of depreciation	$6.4	$7.8	$21.0	$24.7

Occupied rentals: (4)
New	2,594	3,132
Used	355	456
Total occupied rental sites	2,949	3,588

	As of September 30, 2022		As of September 30, 2021
Cost basis in rental homes: (5)	Gross	Net of Depreciation	Gross	Net of Depreciation
New	$221.8	$179.6	$231.7	$198.2
Used	15.2	6.5	16.7	10.9
Total rental homes	$237.0	$186.1	$248.4	$209.1

______________________
1.For the quarters ended September 30, 2022 and 2021, approximately $6.7 million and $7.8 million, respectively, of the rental operations revenue is included in the MH base rental income in the Core Income from Property Operations on pages 11-12. The remainder of the rental operations revenue is included in Rental home income for the quarters ended September 30, 2022 and 2021 in the Core Income from Property Operations on pages 11-12.
2.Rental home operations expense is included in Property operating, maintenance and real estate taxes in the Consolidated Income from Property Operations on page 10. Rental home operations expense is included in Insurance and other in the Core Income from Property Operations on pages 11-12.
3.Depreciation on rental homes in our Core portfolio is presented in Depreciation and amortization in the Consolidated Statements of Income on page 6.
4.Occupied rentals as of the end of the period in our Core portfolio. Included in the quarters ended September 30, 2022 and 2021 were 165 and 253 homes rented through ECHO Financing LLC ("ECHO joint venture"), respectively. As of September 30, 2022 and 2021, the rental home investment associated with the ECHO joint venture totaled approximately $6.4 million and $10.0 million, respectively.
5.Includes both occupied and unoccupied rental homes in our Core portfolio. New home cost basis does not include the costs associated with our ECHO joint venture. As of September 30, 2022 and 2021, our investment in the ECHO joint venture was approximately $19.0 million and $17.8 million, respectively.

3Q 2022 Supplemental Financial Information	14	Equity LifeStyle Properties, Inc.

Total Sites and Home Sales

(In thousands, except sites and home sale volumes, unaudited)

Summary of Total Sites as of September 30, 2022
Sites (1)
MH sites	72,700
RV sites:
Annual	34,400
Seasonal	12,700
Transient	14,600
Marina slips	6,900
Membership (2)	25,800
Joint Ventures (3)	3,100
Total	170,200

Home Sales - Select Data
	Quarters Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Total New Home Sales Volume (4)	331	338	957	825
New Home Sales Volume - ECHO joint venture	21	32	72	56
New Home Sales Gross Revenues (4)	$32,850	$26,413	$92,228	$64,071

Total Used Home Sales Volume	81	104	250	314
Used Home Sales Gross Revenues	$972	$863	$3,337	$2,852

Brokered Home Resales Volume	223	171	674	543
Brokered Home Resales Gross Revenues	$931	$535	$2,591	$1,555

______________________
1.MH sites are generally leased on an annual basis to residents who own or lease factory-built homes, including manufactured homes. Annual RV and marina sites are leased on an annual basis to customers who generally have an RV, factory-built cottage, boat or other unit placed on the site, including those Northern properties that are open for the summer season. Seasonal RV and marina sites are leased to customers generally for one to six months. Transient RV and marina sites are leased to customers on a short-term basis.
2.Sites primarily utilized by approximately 132,200 members. Includes approximately 6,400 sites rented on an annual basis.
3.Joint ventures have approximately 1,800 annual Sites and 1,300 transient Sites.
4.Total new home sales volume includes home sales from our ECHO joint venture. New home sales gross revenues does not include the revenues associated with the ECHO joint venture.

3Q 2022 Supplemental Financial Information	15	Equity LifeStyle Properties, Inc.

Memberships - Select Data

(Unaudited)

	Years Ended December 31,
	2018	2019	2020	2021	Nine Months Ended September 30, 2022 (1)
Member Count (2)	111,094	115,680	116,169	125,149	132,185
Thousand Trails Camping Pass (TTC) Origination	37,528	41,484	44,129	50,523	42,436
TTC Sales	17,194	19,267	20,587	23,923	19,504
RV Dealer TTC Activations	20,334	22,217	23,542	26,600	22,932
Number of annuals (3)	5,888	5,938	5,986	6,320	6,416
Number of upgrade sales (4)	2,500	2,919	3,373	4,863	3,288

(In thousands, unaudited)
Annual membership subscriptions	$47,778	$51,015	$53,085	$58,251	$47,003
RV base rental income from annuals	$18,363	$19,634	$20,761	$23,127	$19,092
RV base rental income from seasonals/transients	$19,840	$20,181	$18,126	$25,562	$20,667
Membership upgrade sales current period, gross	$15,191	$19,111	$21,739	$36,270	$27,771
Utility and other income	$2,410	$2,422	$2,426	$2,735	$1,950

______________________
1.Activity through September 30, 2022.
2.Members have entered into annual subscriptions with us that entitle them to use certain properties on a continuous basis for up to 21 days.
3.Members who rent a specific site for an entire year in connection with their membership subscriptions.
4.Existing members who have upgraded memberships are eligible for enhanced benefits, including but not limited to longer stays, the ability to make earlier reservations, potential discounts on rental units, and potential access to additional properties. Upgrades require a non-refundable upfront payment.

3Q 2022 Supplemental Financial Information	16	Equity LifeStyle Properties, Inc.

Market Capitalization

(In millions, except share and OP Unit data, unaudited)

Capital Structure as of September 30, 2022

	Total Common Shares/Units	% of Total Common Shares/Units	Total	% of Total	% of Total Market Capitalization

Secured Debt			$2,734	82.1%
Unsecured Debt			595	17.9%
Total Debt (1)			$3,329	100.0%	21.3%

Common Shares	186,108,851	95.3%
OP Units	9,270,971	4.7%
Total Common Shares and OP Units	195,379,822	100.0%
Common Stock price at September 30, 2022	$62.84
Fair Value of Common Shares and OP Units			$12,278	100.0%
Total Equity			$12,278	100.0%	78.7%

Total Market Capitalization			$15,607		100.0%

______________________
1.    Excludes deferred financing costs of approximately $29.0 million.

3Q 2022 Supplemental Financial Information	17	Equity LifeStyle Properties, Inc.

Debt Maturity Schedule

Debt Maturity Schedule as of September 30, 2022
(In thousands, unaudited)

Year	Secured Debt	Weighted Average Interest Rate	Unsecured Debt (1)	Weighted Average Interest Rate	Total Debt	% of Total Debt	Weighted Average Interest Rate
2022	$—	—%	$—	—%	$—	—%	—%
2023	93,447	4.92%	—	—%	93,447	2.89%	4.92%
2024	10,061	5.49%	—	—%	10,061	0.31%	5.49%
2025	93,879	3.45%	—	—%	93,879	2.90%	3.45%
2026	—	—%	300,000	1.79%	300,000	9.28%	1.79%
2027	—	—%	200,000	2.01%	200,000	6.18%	3.45%
2028	208,409	4.19%	—	—%	208,409	6.44%	4.19%
2029	39,525	4.10%	—	—%	39,525	1.22%	4.10%
2030	275,385	2.69%	—	—%	275,385	8.51%	2.69%
2031	261,567	2.46%	—	—%	261,567	8.09%	2.46%
Thereafter	1,751,864	3.76%	—	—%	1,751,864	54.17%	3.76%
Total	$2,734,137	3.60%	$500,000	2.45%	$3,234,137	100.0%	3.43%

Unsecured Line of Credit	—		94,984		94,984

Note Premiums	173		—		173

Total Debt	2,734,310		594,984		3,329,294

Deferred Financing Costs	(25,559)		(3,405)		(28,964)

Total Debt, net	$2,708,751		$591,579		$3,300,330		3.59%	(1)

Average Years to Maturity	11.4		3.7		10.1

______________________
1.Reflects effective interest rate for the quarter ended September 30, 2022, including interest associated with the line of credit and amortization of note premiums and deferred financing costs.

3Q 2022 Supplemental Financial Information	18	Equity LifeStyle Properties, Inc.

Non-GAAP Financial Measures Definitions and Reconciliations

FUNDS FROM OPERATIONS (FFO). We define FFO as net income, computed in accordance with GAAP, excluding gains or losses from sales of properties, depreciation and amortization related to real estate, impairment charges and adjustments to reflect our share of FFO of unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect FFO on the same basis. We compute FFO in accordance with our interpretation of standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. We receive non-refundable upfront payments from membership upgrade contracts. In accordance with GAAP, the non-refundable upfront payments and related commissions are deferred and amortized over the estimated membership upgrade contract term. Although the NAREIT definition of FFO does not address the treatment of non-refundable upfront payments, we believe that it is appropriate to adjust for the impact of the deferral activity in our calculation of FFO.
We believe FFO, as defined by the Board of Governors of NAREIT, is generally a measure of performance for an equity REIT. While FFO is a relevant and widely used measure of operating performance for equity REITs, it does not represent cash flow from operations or net income as defined by GAAP, and it should not be considered as an alternative to these indicators in evaluating liquidity or operating performance.
NORMALIZED FUNDS FROM OPERATIONS (NORMALIZED FFO). We define Normalized FFO as FFO excluding non-operating income and expense items, such as gains and losses from early debt extinguishment, including prepayment penalties and defeasance costs, transaction/pursuit costs, and other miscellaneous non-comparable items. Normalized FFO presented herein is not necessarily comparable to Normalized FFO presented by other real estate companies due to the fact that not all real estate companies use the same methodology for computing this amount.
FUNDS AVAILABLE FOR DISTRIBUTION (FAD). We define FAD as Normalized FFO less non-revenue producing capital expenditures.
We believe that FFO, Normalized FFO and FAD are helpful to investors as supplemental measures of the performance of an equity REIT. We believe that by excluding the effect of gains or losses from sales of properties, depreciation and amortization related to real estate and impairment charges, which are based on historical costs and may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. We further believe that Normalized FFO provides useful information to investors, analysts and our management because it allows them to compare our operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences not related to our operations. For example, we believe that excluding the early extinguishment of debt and other miscellaneous non-comparable items from FFO allows investors, analysts and our management to assess the sustainability of operating performance in future periods because these costs do not affect the future operations of the properties. In some cases, we provide information about identified non-cash components of FFO and Normalized FFO because it allows investors, analysts and our management to assess the impact of those items.
INCOME FROM PROPERTY OPERATIONS, EXCLUDING DEFERRALS AND PROPERTY MANAGEMENT. We define Income from property operations, excluding deferrals and property management as rental income, membership subscriptions and upgrade sales, utility and other income less property and rental home operating and maintenance expenses, real estate taxes, sales and marketing expenses, excluding property management and the GAAP deferral of membership upgrade sales upfront payments and membership sales commissions, net. For comparative purposes, we present bad debt expense within Property operating, maintenance and real estate taxes in the current and prior periods. We believe that this Non-GAAP financial measure is helpful to investors and analysts as a measure of the operating results of our properties.

3Q 2022 Supplemental Financial Information	19	Equity LifeStyle Properties, Inc.

The following table reconciles Net income available for Common Stockholders to Income from property operations:

	Quarters Ended September 30,		Nine Months Ended September 30,
(amounts in thousands)	2022	2021	2022	2021
Net income available for Common Stockholders	$67,163	$70,625	$211,578	$196,916
Redeemable perpetual preferred stock dividends	—	—	8	8
Income allocated to non-controlling interests – Common OP Units	3,346	3,468	10,563	10,236
Equity in income of unconsolidated joint ventures	(1,465)	(851)	(2,889)	(2,786)
Income before equity in income of unconsolidated joint ventures	69,044	73,242	219,260	204,374
Loss on sale of real estate and impairment, net (1)	3,747	—	3,747	59
Membership upgrade sales upfront payments, deferred, net	7,777	7,253	18,228	21,134
Gross revenues from home sales, brokered resales and ancillary services (2)	(52,547)	(44,570)	(144,937)	(110,048)
Interest income	(1,865)	(1,805)	(5,346)	(5,314)
Income from other investments, net	(2,399)	(1,238)	(6,920)	(3,396)
Membership sales commissions, deferred, net	(1,206)	(1,468)	(2,746)	(4,405)
Property management	19,003	17,015	55,973	48,955
Depreciation and amortization	52,547	44,414	152,737	138,127
Cost of home sales, brokered resales and ancillary services (2)	40,224	34,830	111,894	85,541
Home selling expenses and ancillary operating expenses (2)	7,080	6,558	21,146	17,588
General and administrative	11,086	10,401	35,078	31,141
Other expenses	1,627	797	6,636	2,295
Early debt retirement	—	—	1,156	2,784
Interest and related amortization	29,759	27,361	85,276	80,767
Income from property operations, excluding deferrals and property management	183,877	172,790	551,182	509,602
Membership upgrade sales upfront payments, and membership sales commissions, deferred, net	(6,571)	(5,785)	(15,482)	(16,729)
Property management	(19,003)	(17,015)	(55,973)	(48,955)
Income from property operations	$158,303	$149,990	$479,727	$443,918
EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION FOR REAL ESTATE (EBITDAre) AND ADJUSTED EBITDAre. We define EBITDAre as net income or loss excluding interest income and expense, income taxes, depreciation and amortization, gains or losses from sales of properties, impairments charges, and adjustments to reflect our share of EBITDAre of unconsolidated joint ventures. We compute EBITDAre in accordance with our interpretation of the standards established by NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. We receive non-refundable upfront payments from membership upgrade contracts. In accordance with GAAP, the non-refundable upfront payments and related commissions are deferred and amortized over the estimated customer life. Although the NAREIT definition of EBITDAre does not address the treatment of non-refundable upfront payments, we believe that it is appropriate to adjust for the impact of the deferral activity in our calculation of EBITDAre.
We define Adjusted EBITDAre as EBITDAre excluding non-operating income and expense items, such as gains and losses from early debt extinguishment, including prepayment penalties and defeasance costs, transaction/pursuit costs and other miscellaneous non-comparable items.
We believe that EBITDAre and Adjusted EBITDAre may be useful to an investor in evaluating our operating performance and liquidity because the measures are widely used to measure the operating performance of an equity REIT.

______________________
1.Reflects a $3.7 million reduction to the carrying value of certain assets, including home inventory as a result of Hurricane Ian for the quarter and nine months ended September 30, 2022.
2.Prior period amounts have been reclassified to conform to the current period presentation.

3Q 2022 Supplemental Financial Information	20	Equity LifeStyle Properties, Inc.

The following table reconciles Consolidated net income to EBITDAre and Adjusted EBITDAre:

	Quarters Ended September 30,		Nine Months Ended September 30,
(amounts in thousands)	2022	2021	2022	2021
Consolidated net income	$70,509	$74,093	$222,149	$207,160
Interest income	(1,865)	(1,805)	(5,346)	(5,314)
Membership upgrade sales upfront payments, deferred, net	7,777	7,253	18,228	21,134
Membership sales commissions, deferred, net	(1,206)	(1,468)	(2,746)	(4,405)
Real estate depreciation and amortization	52,547	44,414	152,737	138,127
Other depreciation and amortization	1,327	718	3,273	2,162
Interest and related amortization	29,759	27,361	85,276	80,767
Loss on sale of real estate and impairment, net (1)	3,747	—	3,747	59
Adjustments to our share of EBITDAre of unconsolidated joint ventures	1,439	259	4,256	778
EBITDAre	164,034	150,825	481,574	440,468
Early debt retirement	—	—	1,156	2,784
Transaction/pursuit costs (2)	302	—	3,384	—
Lease termination expenses (3)	2,073	—	2,073	—
Adjusted EBITDAre	$166,409	$150,825	$488,187	$443,252

CORE. The Core properties include properties we owned and operated during all of 2021 and 2022. We believe Core is a measure that is useful to investors for annual comparison as it removes the fluctuations associated with acquisitions, dispositions and significant transactions or unique situations.
NON-CORE. The Non-Core properties include properties that were not owned and operated during all of 2021 and 2022. This includes, but is not limited to, six RV communities and eleven marinas acquired during 2021, one membership RV community and three RV communities acquired during 2022 and our Westwinds MH community and an adjacent shopping center. The ground leases with respect to Westwinds and the adjacent shopping center terminated on August 31, 2022.
INCOME FROM RENTAL OPERATIONS, NET OF DEPRECIATION. We use Income from rental operations, net of depreciation as an alternative measure to evaluate the operating results of our home rental program. Income from rental operations, net of depreciation, represents income from rental operations less depreciation expense on rental homes. We believe this measure is meaningful for investors as it provides a complete picture of the home rental program operating results, including the impact of depreciation, which affects our home rental program investment decisions.
NON-REVENUE PRODUCING IMPROVEMENTS. Represents capital expenditures that do not directly result in increased revenue or expense savings and are primarily comprised of common area improvements, furniture and mechanical improvements.
FIXED CHARGES. Fixed charges consist of interest expense, amortization of note premiums and debt issuance costs.

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1.Reflects a $3.7 million reduction to the carrying value of certain assets, including home inventory as a result of Hurricane Ian for the quarter and nine months ended September 30, 2022.
2.Represents transaction/pursuit costs related to unconsummated acquisitions included in Other expenses in the Consolidated Statements of Income on page 6.
3.Represents non-operating expenses associated with the Westwinds ground leases that terminated on August 31, 2022.

3Q 2022 Supplemental Financial Information	21	Equity LifeStyle Properties, Inc.